EXHIBIT 23


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of Coeur d'Alene Mines Corporation of our report dated February 20, 1998 with respect to the consolidated financial statements of Coeur d'Alene Mines Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                     /s/Ernst & Young LLP


Seattle, Washington
March 20, 1998